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                                                                   EXHIBIT 10.12

                             VICINITY CORPORATION

                AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENTS


          In connection with the grant to David Seltzer ("Optionee") of an Incentive Stock Option to purchase 130,000 shares of Common Stock (the "Shares") of Vicinity Corporation, a California corporation (the "Company"), as evidenced by those certain Incentive Stock Option Agreement dated June 16, 1998 (the "Option Agreement"), the Company and Optionee hereby agree to amend the Option Agreement as follows:

          (i) The section entitled "Vesting Schedule", on page one of the Option Agreement, is hereby amended to add the following new paragraph at the end of this section:

          "In the event the Company enters into a transaction or series of related transactions in which (i) the Company consolidates or merges with any other corporation or business entity, after which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock or other equity interests representing a majority of the voting power of the surviving corporation or business entity or (ii) all or substantially all of the assets or capital stock of the Company are sold, then all of the Shares subject to the Option Agreements that are subject to vesting during the twelve month period following any such transaction shall immediately vest and/or be released from the Company's repurchase option, as set forth in the Restricted Stock Purchase Agreement ("Accelerated Vesting"), provided that Optionee remains an employee of the entity that acquires the Company pursuant to (i) or (ii) above for a period of six (6) months or is terminated without cause during such six (6) month period. In the event such Accelerated Vesting affects pooling or affects the Company's ability to enter into a transaction described in (i) or (ii) above, then the Options subject to Accelerated Vesting above shall not vest and/or be released from the Company's repurchase option on an accelerated basis. All Options not subject to Accelerated Vesting shall be subject to the terms and conditions of the applicable Stock Option Plan. In the event the Company enters into a transaction set forth in (i) or (ii) above, Optionee shall have the right to elect either the Accelerated Vesting set forth in this paragraph or accelerated vesting under any similar provisions set forth in the applicable Stock Option Plan."

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          (ii)      All other terms, conditions and representations in the
                    Option Agreement shall remain unaltered by this Amendment.

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to Incentive Stock Option Agreement effective as of August 19, 1998.

                                             VICINITY CORPORATION
                                             a California corporation



                                             By: /s/ David Seltzer
                                                 ___________________________

                                             Title: ________________________


                                             _______________________________
                                                  David Seltzer